Pricing Supplement Dated November 28, 1995

(To Prospectus dated September 8, 1995 and
Prospectus Supplement dated September 25, 1995)

The Charles Schwab Corporation

Medium-Term Notes, Series A
(Fixed Rate)


------------------------------------------------------------------------------
Trade Date:  November 28, 1995         Original Issue Date:  December 1, 1995
Principal Amount:  $5,000,000          Net Proceeds to Issuer:  $4,970,000
Issue Price:  100%                     Interest Payable: March 1, September 1,
Agent's Discount or Commission:  .60%                    and at maturity
Interest Rate:  6.60%                  Agent's Capacity:       Agent
                                                          ---
Maturity Date:  December 2, 2002                           x   Principal
                                                          ---
------------------------------------------------------------------------------


Form:
               x   Book-Entry
              ---
                   Certificated
              ---

Redemption:
               x   The Notes cannot be redeemed prior to maturity
              ---
                   The Notes may be redeemed prior to maturity
              ---

            Initial Redemption Date:
            Initial Redemption Price:
            Annual Redemption Price Reduction:

Repayment:
               x   The Notes cannot be repaid prior to maturity
              ---
                   The Notes can be repaid prior to maturity at the option of
              ---
                   the holder of the note

            Repayment Date:
            Repayment Price:

Discount Note:         Yes    x   No
                  ---        ---

            Total Amount of OID:
            Yield to Maturity:
            Initial Accrual Period:

Ranking:         x   Senior        Senior Subordinated
                ---           ---

                            Morgan Stanley & Co.